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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Seth Dodson
U.S. Bank National Association
950 17th Street, Suite 300
Denver, CO 80202
Telephone (303) 585-4591
(Name, address and telephone number of agent for service)

Qwest Corporation
(Exact name of obligor as specified in its charter)

Colorado	87-0273800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 California Street Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1. General Information.

        Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.
    Comptroller of the Currency
    Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.
    Yes

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15 The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16. List of Exhibits: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

    2.
    A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

    4.
    A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

    5.
    Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

    7.
    Report of Condition of the Trustee as of June 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

    8.
    Not applicable.

    9.
    Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 25th day of March, 2005.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ ADAM DALMY
Name:	Adam Dalmy
Title:	Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2004

($000's)

9/30/2004
Assets
Cash and Due From Depository Institutions	$6,973,101
Federal Reserve Stock	0
Securities	39,400,687
Federal Funds	2,842,037
Loans & Lease Financing Receivables	121,000,954
Fixed Assets	1,846,496
Intangible Assets	10,035,484
Other Assets	10,354,644
Total Assets	$192,453,403
Liabilities
Deposits	$122,247,349
Fed Funds	7,346,293
Treasury Demand Notes	0
Trading Liabilities	145,128
Other Borrowed Money	30,331,854
Acceptances	146,102
Subordinated Notes and Debentures	5,535,512
Other Liabilities	6,060,066
Total Liabilities	$171,812,304
Equity
Minority Interest in Subsidiaries	$1,013,889
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,816,722
Total Equity Capital	$19,627,210
Total Liabilities and Equity Capital	$192,453,403

        To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ ADAM DALMY
Name:	Adam Dalmy
Title:	Vice President

Date: March 25, 2005

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  Exhibit 25.1